EXHIBIT EX-99.H2A


                        COMMONWEALTH FUND SERVICES, INC.
                     TRANSFER AGENCY AND SERVICES AGREEMENT

      This TRANSFER AGENCY AND SERVICES AGREEMENT is made as of this 1st day of October, 2008, by and between World Funds Trust (the "Trust"), a statutory trust duly organized and existing under the laws of the State of Delaware, and Commonwealth Fund Services, Inc. ("CFS"), a corporation duly organized and existing under the laws of the Commonwealth of Virginia.

      WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and may issue its shares of beneficial interest, with no par value, in separate series and classes; and

      WHEREAS, the Trust intends to offer shares in various series (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 19 being herein referred to as a "Fund," and collectively as the "Funds") and the Trust may in the future offer shares of various classes of each Fund (each such class together with all other classes subsequently established by the Fund in a Fund being herein referred to as a "Class," and collectively as the "Classes");

      WHEREAS, the Trust desires that CFS serve as the transfer agent and dividend disbursing agent for each Fund and CFS is willing to provide these services on the terms and conditions set forth in this Agreement;

      NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

      Section 1. Appointment. The Trust hereby appoints CFS to act as, and CFS agrees to act as, (i) transfer agent for the authorized and issued shares of the Trust representing interests in each of the respective Funds and Classes thereof ("Shares"), (ii) dividend disbursing agent and (iii) agent in connection with any accumulation, open-account or similar plans provided to the registered owners of Shares of any of the Funds ("Shareholders") and set out in the currently effective prospectus and statement of additional information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus"), including, without limitation, any periodic investment plan or periodic withdrawal program and CFS hereby accepts such appointment.

      Section 2. Delivery of Documents and Other Information. In connection therewith, the Trust has delivered to CFS copies of (i) the Trust's Agreement and Declaration of Trust and By-Laws (collectively, as amended from time to time, "Organizational Documents"), (ii) the Trust's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"), (iii) each Fund's current Prospectus, (iv) each current plan of distribution or similar document adopted by the Trust under Rule 12b- 1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Fund ("Service Plan"), and (v) all applicable procedures adopted by the Trust with respect to the Funds, and shall promptly furnish CFS with all amendments of or supplements to the foregoing. The Trust shall deliver to CFS a certified copy of the resolution(s) of the Board of Trustees of the Trust (the "Board") appointing CFS and authorizing the execution and delivery of this Agreement.

      Prior to the commencement of CFS's responsibilities under this Agreement, if applicable, the Trust shall deliver or cause to be delivered to CFS (i) an accurate list of Shareholders of the Trust, showing each Shareholder's address of record, number of Shares owned and whether such Shares are represented by outstanding share certificates and (ii) all Shareholder records, files, and other materials necessary or appropriate for proper performance of the functions assumed by CFS under this Agreement (collectively referred to as the "Materials").

      Section 3. Duties. CFS agrees that in accordance with procedures established from time to time by the Trust on behalf of each of the Funds, as applicable, CFS shall perform the services set forth in Schedule A hereto. CFS may subcontract with third parties to perform certain of the services required to be performed by CFS hereunder, provided, however, that CFS shall remain principally responsible to the Trust for the acts and omissions of such other entities.

      Except with respect to CFS's duties as set forth in this Agreement and except as otherwise specifically provided herein, the Trust assumes all responsibility for ensuring that the Fund complies with all applicable requirements of the Securities Act, the 1940 Act, the USA PATRIOT Act of 2001 ("USA PATRIOT Act") and any other laws, rules and regulations of governmental authorities with jurisdiction over the Fund.

      Section 4. Compensation and Expenses. The Trust agrees to pay CFS compensation for its services provided pursuant to this Agreement, as set forth in Schedule C hereto, or as shall be set forth in amendments to such schedule approved by the Board of Trustees of the Trust (the "Board") and CFS. Fees will begin to accrue for each Fund on the latter of the date of this Agreement or the date of commencement of operations of the Fund. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Fund shall pay to CFS such compensation as shall be payable prior to the effective date of termination. The Fund acknowledges that CFS may from time to time earn money on amounts in the deposit accounts maintained by CFS to service the Funds (and other clients serviced by CFS).

      In connection with the services provided by CFS pursuant to this Agreement, the Trust, on behalf of each Fund, agrees to reimburse CFS for the expenses set forth in Schedule C hereto. In addition, the Trust, on behalf of the applicable Fund, shall reimburse CFS for all reasonable expenses and employee time (at 150% of salary) attributable to any review of the Trust's accounts and records by the Trust's independent accountants or any regulatory body outside of routine and normal periodic reviews.

      All fees and reimbursements are payable in arrears on a monthly basis and the Trust, on behalf of the applicable Fund, agrees to pay all fees and reimbursable expenses within five (5) business days following receipt of the respective billing notice.

      Section 5. Recordkeeping. CFS shall create and maintain all records required by applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as they may be amended from time to time, pertaining to the various functions CFS performs under this Agreement and which are not otherwise created or maintained by another party pursuant to contract with the Trust. All such records shall be the property of the Trust and will be preserved, maintained and made available in accordance with Section 31 of the 1940 Act and the rules thereunder, and will be surrendered promptly to the Fund on and in accordance with the Trust's request. The Trust and the Trust's authorized representatives shall have access to CFS's records relating to the services to be performed under this Agreement at all times during CFS's normal business hours. Upon the reasonable request of the Trust, copies of any such records shall be provided promptly by CFS to the Trust or the Trust's authorized representatives.

      In case of any requests or demands for the inspection of the Shareholder records of the Trust, CFS will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection. CFS shall abide by the Trust's instructions for granting or denying the inspection; provided, however, that CFS may grant the inspection regardless of the Trust's instructions if CFS is advised by counsel to CFS that failure to do so will result in liability to CFS.

      Section 6. Issuance and Transfer of Shares. CFS shall make original issues of Shares of each Fund and Class thereof in accordance with the Fund's Prospectus only upon receipt of (i) instructions requesting the issuance, (ii) a certified copy of a resolution of the Board authorizing the issuance, (iii) necessary funds for the payment of any original issue tax applicable to such Shares, and (iv) an opinion of the Fund's counsel as to the legality and validity of the issuance, which opinion may provide that it is contingent upon the filing by the Fund of an appropriate notice with the SEC, as required by
Section 24 of the 1940 Act or the rules thereunder. If the opinion described in
(iv) above is contingent upon a filing under Section 24 of the 1940 Act, the Fund shall indemnify CFS for any liability arising from the failure of the Fund to comply with that section or the rules thereunder.

      Transfers of Shares of each Fund and Class thereof shall be registered on the Shareholder records maintained by CFS. In registering transfers of Shares, CFS may rely upon the Uniform Commercial Code as in effect in the State of Virginia or any other statutes that, in the opinion of CFS's counsel, protect CFS and the Fund from liability arising from (i) not requiring complete documentation, (ii) registering a transfer without an adverse claim inquiry,
(iii) delaying registration for purposes of such inquiry or (iv) refusing registration whenever an adverse claim requires such refusal. As transfer agent, CFS will be responsible for delivery to the transferor and transferee of such documentation as is required by the Uniform Commercial Code.

      Section 7. Share Certificates. The Trust shall furnish to CFS a supply of blank share certificates of each Fund and Class thereof and, from time to time, will renew such supply upon CFS's request. Blank share certificates shall be signed manually or by facsimile signatures of officers of the Trust authorized to sign by the Organizational Documents of the Trust and, if required by the Organizational Documents, shall bear the Trust's seal or a facsimile thereof. Unless otherwise directed by the Trust, CFS may issue or register share certificates reflecting the manual or facsimile signature of an officer who has died, resigned or been removed by the Trust.

      New share certificates shall be issued by CFS upon surrender of outstanding share certificates in the form deemed by CFS to be properly endorsed for transfer and satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes. CFS shall forward share certificates in "non-negotiable" form by first-class or registered mail, or by whatever means CFS deems equally reliable and expeditious. CFS shall not mail share certificates in "negotiable" form unless requested in writing by the Trust and fully indemnified by the Trust to CFS's satisfaction.

      In the event that the Trust informs CFS that any Fund or Class thereof does not issue share certificates, CFS shall not issue any such share certificates and the provisions of this Agreement relating to share certificates shall not be applicable with respect to those Funds or Classes thereof.

      Section 8. Share Purchases. Shares shall be issued in accordance with the terms of the Prospectus after CFS or its agent receives either:

      (i) (A) an instruction directing investment in a Fund or Class, (B) a check (other than a third party check) or a wire or other electronic payment in the amount designated in the instruction and (C) in the case of an initial purchase, a completed account application; or

      (ii) the information required for purchases pursuant to a selected dealer agreement processing organization agreement, or a similar contract with a financial intermediary.

      Section 9. Eligibility to Receive Redemptions. Shares issued in a Fund after receipt of a completed purchase order shall be eligible to receive distributions of the Fund at the time specified in the Prospectus pursuant to which the Shares are offered.

      Shareholder payments shall be considered Federal Funds no later than on the day indicated below unless other times are noted in the Prospectus of the applicable Class or Fund:

      (i) for a wire received, at the time of the receipt of the wire;

      (ii) for a check drawn on a member bank of the Federal Reserve System, on the next Fund business day following receipt of the check; and

      (iii) for a check drawn on an institution that is not a member of the Federal Reserve System, at such time as CFS is credited with Federal Funds with respect to that check.

      Section 10. Representations and Warranties of CFS. CFS represents and warrants to the Trust that:

      (i) It is a corporation duly organized and existing and in good standing under the laws of the Commonwealth of Virginia;

      (ii) It is duly qualified to carry on its business in the Commonwealth of Virginia;

      (iii) It is empowered under applicable laws and by its By-Laws to enter into this Agreement and perform its duties under this Agreement;

      (iv) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

      (v) It has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement;

      (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of CFS, enforceable against CFS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

      (vii) It is registered as a transfer agent under Section 17A of the 1934 Act.

      Section 11. Representations and Warranties of the Trust. The Trust represents and warrants to CFS that:

      (i) It is a statutory trust duly organized and existing and in good standing under the laws of the state of Delaware;

      (ii) It is empowered under applicable laws and by its Organizational Documents to enter into this Agreement and perform its duties under this Agreement;

      (iii) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

      (iv) It is an open-end management investment company registered under the 1940 Act;

      (v) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

      (vi) A registration statement under the Securities Act is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Funds and any Classes thereof being offered for sale.

      Section 12. Proprietary Information; Confidentiality. The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by CFS on databases under the control and ownership of CFS or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to CFS or the third party. The Trust agrees to treat all Proprietary Information as proprietary to CFS and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided under this Agreement.

      CFS agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Trust and its shareholders received by CFS in connection with this Agreement, including any non-public personal information as defined by Regulation S-P, and that it shall not use or disclose any such information except for the purpose of carrying out the terms of this Agreement; provided, however, that CFS may disclose such information as required by law or in connection with any requested disclosure to a regulatory authority with appropriate jurisdiction after prior notification to, and approval of the Trust.

      Upon termination of this Agreement, each party shall return to the other party all copies of confidential or Proprietary Information received from such other party hereunder, other than materials or information required to be retained by such party under applicable laws or regulations. Each party hereby agrees to dispose of any "consumer report information," as such term is defined in Regulation S-P.

      Section 13. Indemnification. CFS shall not be responsible for, and the Fund shall indemnify and hold CFS harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees (including the defense of any law suit in which the Transfer Agent or affiliate is a named party), payments, expenses and liability arising out of or attributable to:

      (a) All actions of CFS or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without gross negligence, reckless disregard or willful misconduct;

      (b) The lack of good faith, gross negligence or willful misconduct of the Trust;

      (c) The reliance upon, and any subsequent use of or action taken or omitted, by CFS, or its agents or subcontractors on: (i) the Materials or any other information, records, documents, data, stock certificates or services, which are received by CFS or its agents or subcontractors by machine readable input, facsimile, CRT data entry, electronic instructions or other similar means authorized by the Fund, and which have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust; (ii) any instructions or requests of the Trust or any of its officers; (iii) any instructions or opinions of legal counsel with respect to any matter arising in connection with the services to be performed by CFS under this Agreement which are provided to CFS after consultation with such legal counsel; or (iv) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons;

      (d) The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares;

      (e) The processing of any checks or wires, including without limitation for deposit into the Trust's demand deposit account maintained by CFS; or

      (h) The breach of any representation or warranty set forth in Section 11 above.

      The Trust shall not be responsible for, and CFS shall indemnify and hold the Fund, its Board, officers, employees and agents, harmless from and against any losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising directly out of or attributable to any action or failure of CFS to act as a result of CFS's lack of good faith, gross negligence or willful misconduct in the performance of its services hereunder or the breach of any representation or warranty set forth in Section 10 above.

      In order that the indemnification provisions contained in this Section 13 shall apply, upon the assertion of an indemnification claim, the party seeking the indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The Trust shall have the option to participate with CFS in the defense of such claim or to defend against said claim in its own name or that of CFS. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the indemnifying party's written consent, which consent shall not be unreasonably withheld.

      Section 14. Standard of Care/Limitation of Liability.

      (a) CFS shall be under no duty to take any action on behalf of the Trust except as necessary to fulfill its duties and obligations as specifically set forth herein or as may be specifically agreed to by CFS in writing. CFS shall at all times act in good faith and agrees to use its best effect within reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting from CFS's, its employees' or its agents' willful misfeasance, bad faith or gross negligence in the performance of CFS's duties under this Agreement, or by reason of reckless disregard of CFS's, its employees' or its agents' obligations and duties hereunder. Notwithstanding the foregoing, the limitation on CFS's liability shall not apply to the extent any loss or damage results from any fraud committed by CFS or any intentionally bad or malicious acts (that is, acts or breaches undertaken purposefully under circumstances in which the person acting knows or has reason to believe that such act or breach violates such person's obligations under this Agreement or can cause danger or harm) of CFS.

      (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) CFS shall not be liable for losses beyond its control, provided that CFS has acted in accordance with the standard of care set forth above; and (ii) CFS shall not be liable for (A) the validity or invalidity or authority or lack thereof of any oral or written instructions provided by the Trust, notice or other instrument which conforms to the applicable requirements of this Agreement, and which CFS reasonably believes to be genuine; or (B) subject to Section 21, delays or errors or loss of data occurring by reason of circumstances beyond CFS's control, including fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

      (c) With respect to a Fund that does not value its assets in accordance with Rule 2a-7 under the 1940 Act (a money market fund), notwithstanding anything to the contrary in this Agreement, CFS shall not be liable to the Trust or any shareholder of the Trust for (i) any loss to the Trust if a NAV Difference for which CFS would otherwise be liable under this Agreement is less than $0.01 per Fund share or (ii) any loss to a shareholder of the Trust if the NAV Difference for which CFS would otherwise be liable under this Agreement is less than or equal to 0.005 (1/2 of 1%) or if the loss in the shareholder's account with the Trust is less than or equal to $10. Any loss for which CFS is determined to be liable hereunder shall be reduced by the amount of gain which inures to shareholders, whether to be collected by the Trust or not.

      For purposes of this Agreement: (i) the NAV Difference shall mean the difference between the NAV at which a shareholder purchase or redemption should have been effected ("Recalculated NAV") and the NAV at which the purchase or redemption is effected; (ii) NAV Differences and any CFS or other responsible party liability therefrom are to be calculated each time a Fund's (or class's) NAV is calculated; (iii) in calculating any NAV Difference for which CFS would otherwise be liable under this Agreement for a particular NAV error, Fund losses and gains shall be netted; and (iv) in calculating any NAV Difference for which CFS would otherwise be liable under this Agreement for a particular NAV error that continues for a period covering more than one NAV determination, Fund losses and gains for the fund's fiscal year shall be netted.

      Section 15. Effectiveness. This Agreement shall become effective with respect to each Fund or Class on the earlier of the date on which the Fund's Registration Statement relating to the Shares of the Fund or Class becomes effective or the date of the commencement of operations of the Fund or Class. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Funds.

      Section 16. Holidays. Except as required by laws and regulations governing investment companies, nothing contained in this Agreement is intended to or shall require CFS, in any capacity hereunder, to perform any functions or duties on any holiday or other day of special observance on which CFS is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the Trust and CFS are open. CFS will be open for business on days when the Trust is open for business and/or as otherwise set forth in each Fund's prospectus(es) and Statement(s) of Additional Information.

      Section 17. Termination. This Agreement shall continue in effect with respect to each Fund until terminated; provided, that continuance is specifically approved at least annually (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund and (ii) by a vote of a majority of Trustees of the Fund who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Fund).

     This Agreement may be terminated by either party at any time, without the payment of a penalty upon ninety (90) days' written notice to other party. Any termination shall be effective as of the date specified in the notice or upon such later date as may be mutually agreed upon by the parties. Upon notice of termination of this Agreement by either party, CFS shall promptly transfer to the successor transfer agent the original or copies of all books and records maintained by CFS under this Agreement including, in the case of records maintained on computer systems, copies of such records in machine-readable form, and shall cooperate with, and provide reasonable assistance to, the successor transfer agent in the establishment of the books and records necessary to carry out the successor transfer agent's responsibilities. If this Agreement is terminated by the Trust, the Trust shall be responsible for all out-of-pocket expenses or costs associated with the movement of records and materials to the successor transfer agent and providing assistance to any successor person in the establishment of the accounts and records necessary to carry out the successor's responsibilities. Additionally, CFS reserves the right to charge for any other reasonable expenses associated with such termination.

      Section 18. Survival. The obligations of Sections 4, 5, 10, 11, 12, 13, 14, 20, 21, 22, 24, 26, 27, 29 and 32 shall survive any termination of this Agreement.

      Section 19. Additional Funds and Classes. In the event that the Trust establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series or classes, as the case may be, shall become Funds and Classes under this Agreement. CFS or the Trust may elect not to make any such series or classes subject to this Agreement.

      Section 20. Assignment; Third Party Beneficiaries. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. For the avoidance of doubt, a transaction involving a merger or sale of substantially all of the assets of a Fund shall not require the written consent of CFS.

      Section 21. Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, acts of war or terrorism, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes; provided, however, that this provision shall not imply that CFS is excused from maintaining reasonable business continuity plans to address potential service outages.

      Section 22. Limited Recourse. CFS hereby acknowledges that the Funds' obligations hereunder with respect to the Shares are binding only on the assets and property belonging to the Funds. The obligations of the parties hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Funds personally, but shall bind only the property of the Funds. The execution and delivery of this agreement by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Funds' property.

      Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

      Section 23. Taxes. CFS shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with the Trust or any Shareholder or any purchase of Shares, excluding taxes assessed against CFS for compensation received by it under this Agreement.

      Section 24. Consequential Damages. Notwithstanding anything in this Agreement to the contrary, neither party shall be liable to the other party for consequential, special or indirect losses or damages under any provision of this Agreement, whether or not the likelihood of such losses or damages was known by either party.

      Section 25. Amendments. This Agreement may be amended from time to time by a writing executed by the Trust and CFS.

      Section 26. Governing Law. This Agreement shall be governed by and construed to be in accordance with the laws of the State of Delaware, without reference to choice of law principles thereof, and in accordance with the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

      Section 27. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

      Section 28. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed, shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

      Section 29. Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

      Section 30. Services Not Exclusive. The services of CFS to the Trust are not deemed exclusive, and CFS shall be free to render similar services to others, to the extent that such service does not affect CFS's ability to perform its duties and obligations hereunder.

      Section 31. Headings. All Section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and will not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the contract requires.

      Section 32. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by written instrument executed by such party. No failure of either party hereto to exercise any power or right granted hereunder, or to insist upon strict compliance with any obligation hereunder, and no custom or practice of the parties with regard to the terms of performance hereof, will constitute a waiver of the rights of such party to demand full and exact compliance with the terms of this Agreement.

      Section 33. Notice. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first-class mail, postage prepaid, to the respective parties at their last known address. Notices to the Trust shall be directed to 8730 Stony Point Pkwy, Suite 205, Richmond, VA 23235, Attention:
Mr. Frank Trice; and notices to CFS shall be directed to: 8730 Stony Point Parkway, Suite 205, Richmond, Virginia 23235, Attention: Mrs. Karen M. Shupe.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

                               WORLD FUNDS TRUST



                                          By:
--------------------------
                                               Franklin A. Trice,
III
                                               Chairman



                               COMMONWEALTH FUND SERVICES, INC.



                                          By:
--------------------------
                                               John Pasco, III
                                               President

A-3
1-WA/2615905.3

                                   Schedule A
                                     to the
              Transfer Agency and Services Agreement
                                     between
                World Funds Trust (the "Trust") and
             Commonwealth Fund Services, Inc. ("CFS")

                           Dated as of October 1, 2008


Services to be Provided by CFS:
------------------------------

      (a) CFS agrees that in accordance with procedures established from time to time by agreement between the Trust on behalf of each of the Funds, as applicable, and CFS, CFS will perform the following services:

      (i) provide the services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program) that are customary for open-end management investment companies including: (A) maintaining all Shareholder accounts,
      (B) preparing Shareholder meeting lists, (C) mailing proxies and related materials to Shareholders, (D) mailing Shareholder reports and prospectuses to current Shareholders, (E) withholding taxes on U.S. resident and non-resident alien accounts, (F) preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required by federal authorities with respect to distributions for Shareholders, (G) preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, (H) preparing and mailing activity statements for Shareholders, and (I) providing Shareholder account information;

      (ii) receive for acceptance orders for the purchase of Shares and promptly deliver payment and appropriate documentation therefore to the custodian of the applicable Fund (the "Custodian") or, in the case of Funds operating in a master-feeder or fund of funds structure, to the transfer agent or interestholder recordkeeper for the master portfolios in which the Fund invests;

      (iii) pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

      (iv) receive for acceptance redemption requests and deliver the appropriate documentation therefore to the Custodian or, in the case of Funds operating in a masterfeeder structure, to the transfer agent or interestholder recordkeeper for the master fund in which the Fund invests;

      (v) as and when it receives monies paid to it by the Custodian with respect to any redemption, pay the redemption proceeds as required by the Prospectus pursuant to which the redeemed Shares were offered and as instructed by the redeeming Shareholders;

       (vi) effect transfers of Shares upon receipt of appropriate instructions from Shareholders;

      (vii) prepare and transmit to Shareholders (or credit the appropriate Shareholder accounts) payments for all distributions declared by the Fund with respect to Shares;

      (viii) issue share certificates and replacement share certificates for those share certificates alleged to have been lost, stolen, or destroyed upon receipt by CFS of indemnification satisfactory to CFS and protecting CFS and the Fund and, at the option of CFS, issue replacement certificates in place of mutilated share certificates upon presentation thereof without requiring indemnification;

      (ix) receive from Shareholders or debit Shareholder accounts for sales commissions, including contingent deferred, deferred and other sales charges, and service fees (i.e., wire redemption charges) and prepare and transmit payments, as appropriate, to the underwriter for commissions and service fees received;

      (x) track shareholder accounts by financial intermediary source and otherwise as reasonably requested by the Fund and provide periodic reporting to the Fund or its administrator or other agent;

      (xi) maintain records of account for and provide reports and statements to the Trust and Shareholders as to the foregoing;

      (xii) record the issuance of Shares of each Fund and maintain pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934, as amended ("1934 Act") a record of the total number of Shares of the Trust, each Fund and each Class thereof, that are authorized, based upon data provided to it by the Trust, and are issued and outstanding and provide the Trust on a regular basis a report of the total number of Shares that are authorized and the total number of Shares that are issued and outstanding;

      (xiii) provide a system that will enable the Trust to calculate the total number of Shares of each Fund and Class thereof sold in each State;

      (xiv) provide necessary information to the Trust to enable the Trust to monitor and make appropriate filings with respect to the escheatment laws of the various states and territories of the United States;

      (xv) oversee the activities of proxy solicitation firms, if requested by the Trust;

      (xvi)monitor transactions in each Fund for market timing activity in accordance with the Trust's policies and procedures, which may be amended from time to time; and

      (xvii) account for and administer all shareholder account fees as provided in each Fund's Prospectus.

      (b) CFS shall receive and tabulate proxy votes, coordinate the tabulation of proxy and shareholder meeting votes and perform such other additional services as may be specified from time to time by the Fund, all pursuant to mutually acceptable compensation and implementation agreements.

       (c) The Trust or its administrator or other agent (i) shall identify to CFS in writing those transactions and assets to be treated as exempt from reporting for each state and territory of the United States and for each foreign jurisdiction (collectively "States") and (ii) shall monitor the sales activity with respect to Shareholders domiciled or resident in each State. The responsibility of CFS for the Trust's state registration status is solely limited to the reporting of transactions to the Trust, and CFS shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust or its administrator or other agent.

      (d) CFS shall establish and maintain facilities and procedures reasonably acceptable to the Trust for the safekeeping, control, preparation and use of share certificates, check forms, and facsimile signature imprinting devices. CFS shall establish and maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of all records maintained by CFS pursuant to this Agreement.

      (e) CFS shall cooperate with each Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

      (f) Anti-Money Laundering ("AML") Delegation. The Trust has elected to delegate to CFS certain AML duties under this Agreement and the parties have agreed to such duties and terms as stated in the attached schedule (Schedule B entitled "AML Delegation"), which may be changed from time to time subject to mutual written agreement between the parties. CFS has adopted the necessary policies and procedures, which are reasonably designed to carryout the AML Delegation, and will provide a copy of such policies and procedures to the Trust prior to the commencement of this Agreement and will promptly provide the Trust with any material amendments thereto. CFS will strictly adhere to its anti-money laundering procedures and controls.

B-3
1-WA/2615905.3
                                   Schedule B
                                     to the
              Transfer Agency and Services Agreement
                                     between
                World Funds Trust (the "Trust") and
             Commonwealth Fund Services, Inc. ("CFS")

                           Dated as of October 1, 2008


                                 AML DELEGATION

1.    Delegation.

      Subject to the terms and conditions set forth in this Agreement, the Trust hereby delegates to CFS those aspects of the Trust's Anti-Money Laundering Program (the "AML Program") that are set forth in Section 4 below (the "Delegated Duties"). The Delegated Duties set forth in Section 4 may be amended, from time to time, by mutual agreement of the Trust and CFS upon the execution by such parties of a revised Schedule B bearing a later date than the date hereof.

  1.2 CFS agrees to perform such Delegated Duties, with respect to the Fund shareholders for which CFS maintains the applicable shareholder information, subject to and in accordance with the terms and conditions of this Agreement.

2.    Consent to  Examination.  In connection  with the performance
      ------------------------
      by CFS of the Delegated Duties, CFS understands and acknowledges that the Fund remains responsible for assuring compliance with the USA PATRIOT Act of 2001 ("USA PATRIOT Act") and the laws implementing the USA PATRIOT Act and that the records CFS maintains for the Fund relating to the AML Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. CFS hereby consents to such examination and/or inspection and agrees to cooperate with such federal regulators in connection with their review. For purposes of such examination and/or inspection, CFS will use its best efforts to make available, during normal business hours and on reasonable notice, all required records and information for review by such regulators.

3.    Limitation on Delegation.  The Fund  acknowledges  and agrees
      -------------------------
      that in accepting the delegation hereunder, CFS is agreeing to perform only the Delegated Duties, as may be amended from time to time, and is not undertaking and shall not be responsible for any other aspect of the AML Program or for the overall compliance by the Fund with the USA PATRIOT Act or for any other matters that have not been delegated hereunder. Additionally, the parties acknowledge and agree that CFS shall only be responsible for performing the Delegated Duties with respect to the accounts for which CFS maintains the applicable shareholder information.

4.    Delegated Duties.

4.1 Consistent with the services provided by CFS and with respect to the applicable shareholder information maintained by CFS, CFS shall:

      (a) Submit all new account and registration maintenance transactions through the Office of Foreign Assets Control ("OFAC") database and such other lists or databases of trade restricted individuals or entities as may be required from time to time by applicable regulatory authorities;

      (b) Submit special payee checks through OFAC database;

      (c) Review redemption transactions that occur within thirty (30) days of account establishment or maintenance;

      (d) Review wires sent pursuant to instructions other than those already on file with CFS;

(e)     Review accounts with small balances followed by large purchases;

      (f) Review accounts with frequent activity within a specified date range followed by a large redemption;

      (g) On a daily basis, review purchase and redemption activity per tax identification number ("TIN") within each Fund to determine if activity for that TIN exceeded the $100,000 threshold on any given day;

      (h) Compare all new accounts and registration maintenance through the Known Offenders database and notify the Trust of any match.

      (i) Monitor and track cash equivalents under $10,000 for a rolling twelve-month period and file any required reports with the IRS and issue the Shareholder notices required by the IRS;

      (j) Determine when a suspicious activity report ("SAR") should be filed as required by regulations applicable to mutual funds and prepare and file the SAR. Provide the Trust with a copy of the SAR within a reasonable time after filing; notify the Trust if any further communication is received from U.S. Department of the Treasury or other law enforcement agencies regarding the SAR;

      (k) Compare account information to any FinCEN request received by the Trust and provided to CFS pursuant to USA PATRIOT Act Sec. 314(a). Provide the Trust with documents/information necessary to respond to requests under USA PATRIOT Act Sec. 314(a) within required time frames;

      (l) (i) Verify the identity of any person seeking to open an account with each Fund, (ii) maintain records of the information used to verify the person's identity in accordance with applicable regulations, (iii) determine whether the person appears on any lists of known or suspected terrorists or terrorist organizations provided to the Trust by any government agency, and (iv) perform enhanced due diligence with respect to any investor that CFS has reason to believe presents high risk factors with regard to money laundering or terrorist financing, prior to accepting an investment from such investor; and

      (m) (i) Monitor for any suspected money laundering activity with respect to correspondent accounts for foreign financial institutions and private banking accounts and report any such conduct required by applicable regulations, and (ii) conduct due diligence on private banking accounts in the event that one or more Funds changes its line of business in a manner that would involve the establishment or maintenance of such accounts.

4.2 In the event that CFS detects activity as a result of the foregoing procedures, CFS shall timely file any required reports, promptly notify appropriate government agencies and also immediately notify the Fund, unless prohibited by applicable law.

4.3 Recordkeeping. CFS shall keep all records relating to the Delegated Duties for an appropriate period of time and, at a minimum, the period of time required by applicable law or regulation. CFS will provide the Trust with access to such records upon reasonable request.

4.4   AML Reporting to the Fund

(a) On a quarterly basis, CFS shall provide a report to the Fund on its performance of the AML Delegated Duties, among other compliance items, which report shall include information regarding the number of: (i) potential incidents involving cash and cash equivalents or unusual or suspicious activity, (ii) any required reports or forms that have been filed on behalf of the Fund, (iii) outstanding customer verification items, (iv) potential and confirmed matches against the known offender and OFAC databases and (v) potential and confirmed matches in connection with FinCen requests. Notwithstanding anything in this Section 4.3(a) to the contrary, CFS reserves the right to amend and update the form of its AML reporting from time to time to comply with new or amended requirements of applicable law.

(b)   At least annually,  CFS will arrange for independent  testing
         (an audit) of the AML services it provides to its clients on an organization-wide basis by a qualified independent auditing firm. CFS will provide the AML compliance officer of the Fund with the results of the audit and testing, including any material deficiencies or weaknesses identified and any remedial steps that will be taken or have been taken by CFS to address such material deficiencies or weaknesses.

(c) On an annual basis, CFS will provide the Fund with a written certification that, among other things, it has implemented its AML Program and has performed the Delegated Duties.

C-10
1-WA/2615905.3
                                   Schedule C
                                     to the
              Transfer Agency and Services Agreement
                                     between
                World Funds Trust (the "Trust") and
             Commonwealth Fund Services, Inc. ("CFS")

                           Dated as of October 1, 2008

                         Commonwealth Quantitative Fund


The greater of 6 basis points per year, or an annual maintenance fee of $16.00 per open account and $3.00 per closed account; subject to an $18,000 annual minimum.

For the purposes of this Agreement, an open account is an account that has assets or that has had assets for the current tax reporting period. For example, an account opened and funded on January 2, 2006 which is redeemed in full on May 31, 2006 would continue to be billable as an open account until April 15, 2007 because it needs to be maintained through the tax reporting cycle of the year following the full redemption. On April 16, 2007, the account would be billable as an closed account. Unfunded accounts, that is accounts that have never been funded, are not billable. A closed account has a zero balance and no activity in the current tax reporting cycle.
$16.00 per account and 0.06% on assets

Internet access for shareholder account look-up and broker account access, as well as VRU (Voice Response Unit) access, will be available to those portfolios/classes wishing to provide the service to their shareholders and/or brokers for an annual fee of $9,000 per fund.

Out-of-pocket expenses will be passed through as incurred, with no mark-up or set-off. Out-of-pocket expenses include, but are not limited to:

      Postage                             Forms
      Telephone (Long Distance/800 Service)         Mailing   House
Expenses
      Telephone (Dedicated circuits)           Proxy Solicitation
      Express Charges                     Storage Fees
      Fund/SERV & Networking Fees              Bank         Account
Maintenance Fees
      FedWire/ACH/Swift Fees                   Custom   Programming
Costs
      Special Reports                     Conversion/Deconversion
Costs*
      Special Training requested by Fund            SAS          70
Reporting
      Annual AML Review                        22c-2 Compliance


Labor costs associated with items covered under out-of-pocket provisions will be based on the following schedule:

      Principal/Officer                   $250.00/hr
      Manager/Supervisor                  $175.00/hr
      Programmer/Technical          $150.00/hr
      Administrative                      $75.00/hr


*Conversion costs will be based on vendor per-account charges plus labor, billed at the rates noted above.







































                                   Schedule C
                                     to the
              Transfer Agency and Services Agreement
                                     between
                World Funds Trust (the "Trust") and
             Commonwealth Fund Services, Inc. ("CFS")

                           Dated as of October 1, 2008

                           Commonwealth Small Cap Fund

The greater of 6 basis points per year, or an annual maintenance fee of $16.00 per open account and $3.00 per closed account; subject to an $18,000 annual minimum.

For the purposes of this Agreement, an open account is an account that has assets or that has had assets for the current tax reporting period. For example, an account opened and funded on January 2, 2006 which is redeemed in full on May 31, 2006 would continue to be billable as an open account until April 15, 2007 because it needs to be maintained through the tax reporting cycle of the year following the full redemption. On April 16, 2007, the account would be billable as an closed account. Unfunded accounts, that is accounts that have never been funded, are not billable. A closed account has a zero balance and no activity in the current tax reporting cycle.
$16.00 per account and 0.06% on assets

Internet access for shareholder account look-up and broker account access, as well as VRU (Voice Response Unit) access, will be available to those portfolios/classes wishing to provide the service to their shareholders and/or brokers for an annual fee of $9,000 per fund.

Out-of-pocket expenses will be passed through as incurred, with no mark-up or set-off. Out-of-pocket expenses include, but are not limited to:

      Postage                             Forms
      Telephone (Long Distance/800 Service)         Mailing   House
Expenses
      Telephone (Dedicated circuits)           Proxy Solicitation
      Express Charges                     Storage Fees
      Fund/SERV & Networking Fees              Bank         Account
Maintenance Fees
      FedWire/ACH/Swift Fees                   Custom   Programming
Costs
      Special Reports                     Conversion/Deconversion
Costs*
      Special Training requested by Fund            SAS          70
Reporting
      Annual AML Review                        22c-2 Compliance


Labor costs associated with items covered under out-of-pocket provisions will be based on the following schedule:

      Principal/Officer                   $250.00/hr
      Manager/Supervisor                  $175.00/hr
      Programmer/Technical          $150.00/hr
      Administrative                      $75.00/hr


*Conversion costs will be based on vendor per-account charges plus labor, billed at the rates noted above.








































                                   Schedule C
                                     to the
              Transfer Agency and Services Agreement
                                     between
                World Funds Trust (the "Trust") and
             Commonwealth Fund Services, Inc. ("CFS")

                           Dated as of October 1, 2008

                         Frantzen Small Cap Growth Fund

The greater of 6 basis points per year, or an annual maintenance fee of $16.00 per open account and $3.00 per closed account; subject to an $18,000 annual minimum.

For the purposes of this Agreement, an open account is an account that has assets or that has had assets for the current tax reporting period. For example, an account opened and funded on January 2, 2006 which is redeemed in full on May 31, 2006 would continue to be billable as an open account until April 15, 2007 because it needs to be maintained through the tax reporting cycle of the year following the full redemption. On April 16, 2007, the account would be billable as an closed account. Unfunded accounts, that is accounts that have never been funded, are not billable. A closed account has a zero balance and no activity in the current tax reporting cycle.
$16.00 per account and 0.06% on assets

Internet access for shareholder account look-up and broker account access, as well as VRU (Voice Response Unit) access, will be available to those portfolios/classes wishing to provide the service to their shareholders and/or brokers for an annual fee of $9,000 per fund.

Out-of-pocket expenses will be passed through as incurred, with no mark-up or set-off. Out-of-pocket expenses include, but are not limited to:

      Postage                             Forms
      Telephone (Long Distance/800 Service)         Mailing   House
Expenses
      Telephone (Dedicated circuits)           Proxy Solicitation
      Express Charges                     Storage Fees
      Fund/SERV & Networking Fees              Bank         Account
Maintenance Fees
      FedWire/ACH/Swift Fees                   Custom   Programming
Costs
      Special Reports                     Conversion/Deconversion
Costs*
      Special Training requested by Fund            SAS          70
Reporting
      Annual AML Review                        22c-2 Compliance


Labor costs associated with items covered under out-of-pocket provisions will be based on the following schedule:

      Principal/Officer                   $250.00/hr
      Manager/Supervisor                  $175.00/hr
      Programmer/Technical          $150.00/hr
      Administrative                      $75.00/hr


*Conversion costs will be based on vendor per-account charges plus labor, billed at the rates noted above.








































                                   Schedule C
                                     to the
              Transfer Agency and Services Agreement
                                     between
                World Funds Trust (the "Trust") and
             Commonwealth Fund Services, Inc. ("CFS")

                           Dated as of October 1, 2008

                         Frantzen Large Cap Growth Fund

The greater of 6 basis points per year, or an annual maintenance fee of $16.00 per open account and $3.00 per closed account; subject to an $18,000 annual minimum.

For the purposes of this Agreement, an open account is an account that has assets or that has had assets for the current tax reporting period. For example, an account opened and funded on January 2, 2006 which is redeemed in full on May 31, 2006 would continue to be billable as an open account until April 15, 2007 because it needs to be maintained through the tax reporting cycle of the year following the full redemption. On April 16, 2007, the account would be billable as an closed account. Unfunded accounts, that is accounts that have never been funded, are not billable. A closed account has a zero balance and no activity in the current tax reporting cycle.
$16.00 per account and 0.06% on assets

Internet access for shareholder account look-up and broker account access, as well as VRU (Voice Response Unit) access, will be available to those portfolios/classes wishing to provide the service to their shareholders and/or brokers for an annual fee of $9,000 per fund.

Out-of-pocket expenses will be passed through as incurred, with no mark-up or set-off. Out-of-pocket expenses include, but are not limited to:

      Postage                             Forms
      Telephone (Long Distance/800 Service)         Mailing   House
Expenses
      Telephone (Dedicated circuits)           Proxy Solicitation
      Express Charges                     Storage Fees
      Fund/SERV & Networking Fees              Bank         Account
Maintenance Fees
      FedWire/ACH/Swift Fees                   Custom   Programming
Costs
      Special Reports                     Conversion/Deconversion
Costs*
      Special Training requested by Fund            SAS          70
Reporting
      Annual AML Review                        22c-2 Compliance


Labor costs associated with items covered under out-of-pocket provisions will be based on the following schedule:

      Principal/Officer                   $250.00/hr
      Manager/Supervisor                  $175.00/hr
      Programmer/Technical          $150.00/hr
      Administrative                      $75.00/hr


*Conversion costs will be based on vendor per-account charges plus labor, billed at the rates noted above.








































                                   Schedule C
                                     to the
              Transfer Agency and Services Agreement
                                     between
                World Funds Trust (the "Trust") and
             Commonwealth Fund Services, Inc. ("CFS")

                           Dated as of October 1, 2008

                         Frantzen Growth and Income Fund

The greater of 6 basis points per year, or an annual maintenance fee of $16.00 per open account and $3.00 per closed account; subject to an $18,000 annual minimum.

For the purposes of this Agreement, an open account is an account that has assets or that has had assets for the current tax reporting period. For example, an account opened and funded on January 2, 2006 which is redeemed in full on May 31, 2006 would continue to be billable as an open account until April 15, 2007 because it needs to be maintained through the tax reporting cycle of the year following the full redemption. On April 16, 2007, the account would be billable as an closed account. Unfunded accounts, that is accounts that have never been funded, are not billable. A closed account has a zero balance and no activity in the current tax reporting cycle.
$16.00 per account and 0.06% on assets

Internet access for shareholder account look-up and broker account access, as well as VRU (Voice Response Unit) access, will be available to those portfolios/classes wishing to provide the service to their shareholders and/or brokers for an annual fee of $9,000 per fund.

Out-of-pocket expenses will be passed through as incurred, with no mark-up or set-off. Out-of-pocket expenses include, but are not limited to:

      Postage                             Forms
      Telephone (Long Distance/800 Service)         Mailing   House
Expenses
      Telephone (Dedicated circuits)           Proxy Solicitation
      Express Charges                     Storage Fees
      Fund/SERV & Networking Fees              Bank         Account
Maintenance Fees
      FedWire/ACH/Swift Fees                   Custom   Programming
Costs
      Special Reports                     Conversion/Deconversion
Costs*
      Special Training requested by Fund            SAS          70
Reporting
      Annual AML Review                        22c-2 Compliance


Labor costs associated with items covered under out-of-pocket provisions will be based on the following schedule:

      Principal/Officer                   $250.00/hr
      Manager/Supervisor                  $175.00/hr
      Programmer/Technical          $150.00/hr
      Administrative                      $75.00/hr


*Conversion costs will be based on vendor per-account charges plus labor, billed at the rates noted above.